Exhibit 99.1

FOR IMMEDIATE RELEASE
	Contact:	Ralph Finkenbrink Sr. Vice President, CFO Ph # - 727-726-0763	NASDAQ: NICK Web site: www.nicholasfinancial.com

Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759		Nicholas Financial Reports 4th Quarter Results

May 22, 2014 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended March 31, 2014, net earnings decreased 40% to $2,860,000 as compared to $4,787,000 for the three months ended March 31, 2013. Diluted earnings per share decreased 41% to $0.23 as compared to $0.39 for the three months ended March 31, 2013. Revenue increased less than 1% to $20,443,000 for the three months ended March 31, 2014 as compared to $20,372,000 for the three months ended March 31, 2013.

For the year ended March 31, 2014, net earnings decreased 16% to $16,703,000 as compared to $19,941,000 for the year ended March 31, 2013. Diluted earnings per share decreased 17% to $1.36 as compared to $1.63 for the year ended March 31, 2013. Revenue increased 1% to $82,629,000 for the year ended March 31, 2014 as compared to $82,110,000 for the year ended March 31, 2013.

“Our results for the three and twelve months ended March 31, 2014 were adversely affected by a reduction in the gross portfolio yield, an increase in the provision for losses and an increase in operating expenses compared to corresponding periods ended March 31, 2013. Each period was also significantly affected by professional fees associated with the previously announced potential sale of the Company. Such fees were principally related to fiscal 2014 and resulted in a higher effective tax rate as the majority were not deductible for income tax purposes. The after-tax impact on diluted earnings per share by such professional fees totaling $1,131,000 and $2,312,000 was approximately $0.09 and $0.18 for the three and twelve months ended March 31, 2014, respectively” stated Peter L. Vosotas, Chairman and CEO.

“Our results for the twelve months ended March 31, 2014 in comparison to March 31, 2013 were impacted favorably by a reduction in dividend taxes which were $143,000 for the twelve-month period ended March 31, 2014, as compared to $1,492,000 for the twelve-month period ended March 31, 2013 when, among other quarterly dividends, the Company paid a special $2.00 dividend. Results were further impacted favorably by a change in the fair value of the interest rate swap agreements which resulted in a gain of $688,000 for the twelve months ended March 31, 2014, compared to a loss of $505,000 for the comparable twelve-month period ended March 31, 2013” stated Peter L. Vosotas, Chairman and CEO.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates 65 branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,221,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2013. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended March 31,		Year ended March 31,
	2014	2013	2014	2013
Revenue:
Interest and fee income on finance receivables	$20,441	$20,363	$82,610	$82,072
Sales	2	9	19	38

	20,443	20,372	82,629	82,110
Expenses:
Operating	7,843	7,408	30,342	28,221
Dividend tax	—	73	143	1,492
Professional fees	1,647	254	3,659	893
Provision for credit losses	4,181	3,542	14,979	13,392
Interest expense	1,389	1,403	5,678	5,121
Change in fair value of interest rate swaps	(6)	(141)	(688)	505

	15,054	12,539	54,113	49,624

Operating income before income taxes	5,389	7,833	28,516	32,486
Income tax expense	2,529	3,046	11,813	12,545

Net income	$2,860	$4,787	$16,703	$19,941

Earnings per share:
Basic	$0.24	$0.40	$1.38	$1.66

Diluted	$0.23	$0.39	$1.36	$1.63

Weighted average shares	12,125,000	12,024,000	12,096,000	11,977,000

Weighted average shares and assumed dilution	12,348,000	12,267,000	12,325,000	12,218,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31, 2014	March 31, 2013
Cash	$2,635	$2,798
Finance receivables, net	269,344	249,826
Other assets	11,451	11,211

Total assets	$283,430	$263,835

Line of credit	$127,900	$125,500
Other liabilities	13,592	11,370

Total liabilities	141,492	136,870

Shareholders’ equity	141,938	126,965

Total liabilities and shareholders’ equity	$283,430	$263,835

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	Three months ended March 31,		Year ended March 31,
Portfolio Summary	2014	2013	2014	2013
Average finance receivables, net of unearned interest (1)	$294,412,632	$279,938,071	$290,435,690	$280,916,731

Average indebtedness (2)	$125,737,114	$126,750,000	$127,093,220	$115,157,810

Interest and fee income on finance receivables (3)	$20,441,293	$20,363,825	$82,609,859	$82,072,643
Interest expense	1,389,209	1,403,441	5,678,188	5,120,827

Net interest and fee income on finance receivables	$19,052,084	$18,960,384	$76,931,671	$76,951,816

Weighted average contractual rate (4)	23.10%	23.16%	23.00%	23.43%

Average cost of borrowed funds (2)	4.42%	4.43%	4.47%	4.45%

Gross portfolio yield (5)	27.77%	29.10%	28.44%	29.22%

Interest expense as a percentage of average finance receivables, net of unearned interest	1.89%	2.01%	1.95%	1.82%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	5.68%	5.06%	5.16%	4.77%

Net portfolio yield (5)	20.20%	22.03%	21.33%	22.63%

Marketing, salaries, employee benefits, depreciation, administrative and professional fee expenses and dividend taxes as a percentage of average finance receivables, net of unearned interest (6)	12.82%	10.98%	11.68%	10.81%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	7.38%	11.05%	9.65%	11.82%

Write-off to liquidation (8)	6.98%	6.78%	7.17%	6.81%

Net charge-off percentage (9)	6.29%	6.30%	6.22%	5.88%

Note: All three month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc. (“NDS”), the wholly owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $54,000 and $48,000 for the three-month periods ended March 31, 2014 and 2013, and $196,000 and $220,000 for the years ended March 31, 2014 and 2013, respectively. The numerators include expenses associated with the potential sale of the Company and include taxes associated with the payments of cash dividends. Absent these expenses, the percentages would have been 11.29% and 10.84% for the three and twelve months ended March 31, 2014, respectively. Absent these expenses, the percentages would have been 10.81% and 10.26% for the three and twelve months ended March 31, 2013, respectively.
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankrupt accounts:

Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
March 31, 2014	$413,613,292	$11,713,021	$2,944,228	$1,896,591	$16,553,840
		2.83%	0.71%	0.46%	4.00%

March 31, 2013	$386,940,093	$10,421,500	$2,631,617	$1,188,160	$14,241,277
		2.69%	0.68%	0.31%	3.68%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
March 31, 2014	$10,730,901	$143,624	$25,345	$22,515	$191,484
		1.34%	0.23%	0.21%	1.78%

March 31, 2013	$8,781,637	$72,364	$21,509	$13,790	$107,663
		0.82%	0.25%	0.16%	1.23%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended March 31,		Year ended March 31,
Contracts	2014	2013	2014	2013
Purchases	$49,161,645	$43,847,280	$169,244,136	$151,740,809
Weighted APR	23.10%	23.06%	23.00%	23.28%
Average discount	8.36%	8.45%	8.44%	8.54%
Weighted average term (months)	53	51	52	50
Average loan	$10,547	$10,341	$10,612	$10,260
Number of contracts	4,661	4,240	15,949	14,789

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